As filed with the Securities and Exchange Commission on December 31,1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                                    NMBT CORP
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                                061496548
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                                 55 MAIN STREET
                         NEW MILFORD, CONNECTICUT 06776
                                 (860) 355-1171
                    (Address of Principal Executive Offices)

                         1988 NON-STATUTORY OPTION PLAN
          1994 STOCK OPTION PLAN FOR EMPLOYEES, OFFICERS, AND DIRECTORS
                                     OF THE
                        NEW MILFORD BANK & TRUST COMPANY
                           (Full titles of the plans)

                             JAY C. LENT, SECRETARY
                                    NMBT CORP
                                 55 MAIN STREET
                         NEW MILFORD, CONNECTICUT 06776
                                 (860) 355-1171
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------

                          CALCULATION OF REGISTRATION FEE
============================================================================================
     Title of          Amount     Proposed maximum   Proposed maximum
 securities to be      to be       offering price       aggregate            Amount of
  registered        registered(1)   per share(2)     offering price(2)    registration fee
============================================================================================
Common Stock, $.01
   par value          350,100        $19.4375        $3,669,350            $1020.08
                      200,000        $15.125         $3,025,000             $840.95
                     ---------                                            ----------
                      550,100                                             $1,861.03
============================================================================================


(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the 1988 Non-Statutory Option Plan and the 1994 Stock Option Plan for Employees, Officers and Directors of The New Milford Bank & Trust Company (the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This  calculation  is  made  solely  for  the  purpose  of  determining  the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Stock Market ("Nasdaq") as of a date (December 24, 1998) within 5 business days prior to filing this Registration Statement.
================================================================================

                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of Common Stock which have been and/or may hereafter be issued upon the exercise of options which have been and/or may hereafter be granted under either of the Plans.

                                   PROSPECTUS

                                    NMBT CORP

                         550,100 Shares of Common Stock
                            Par Value $.01 Per Share
                         issued or issuable pursuant to
                         1988 Non-Statutory Option Plan
          1994 Stock Option Plan for Employees, Officers and Directors
                     of the New Milford Bank & Trust Company

                              -------------------

         The Shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Shares") are shares which have been or may in the future be issued upon the exercise of stock options which have been or may in the future be granted under the 1988 Non-Statutory Option Plan (the "Non-Statutory Stock Option Plan") and the 1994 Stock Option Plan for Employees, Officers and Directors of The New Milford Bank & Trust Company (the "1994 Stock Option Plan") (together, the "Plans"), to be sold by stockholders of NMBT CORP, a Delaware corporation ("NMBT CORP" or the "Company"), identified herein (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of the Shares. Some or all of the Shares may be offered for sale from time to time by the Selling Stockholders or by pledgees, donees, transferees, or other successors in interest. Such sales may be made on one or more exchanges, in the over-the-counter market, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions or otherwise, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders and any broker-dealers (including underwriters) who may participate in a sale of the Shares may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts or concessions allowed to any of such broker-dealers (including underwriters) by any person, as well as any profits received on the resale of the Shares if any of such broker-dealers (including underwriters) should purchase any Shares as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the Shares, except that the expenses of registering the Shares and preparing and filing this Prospectus with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares under the blue sky laws of any jurisdiction necessary to permit the distribution as described in this Prospectus, will be paid by the Company.

         The Common Stock is listed on The Nasdaq Stock Market ("Nasdaq") under the symbol NMBT. On December 29, 1998, the closing sale price for the Common Stock of the Company, as reported by Nasdaq, was $16.125.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY
                THE RISK FACTORS INDICATED UNDER "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                The date of this Prospectus is December 31, 1998.

                              -------------------

         No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                              -------------------

                              AVAILABLE INFORMATION

         The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511, and at the New York Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         The Company will provide without charge to each person, including beneficial owners, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Jay C. Lent, NMBT, 100 Park Lane, New Milford, Connecticut 06776-2400. The telephone number at this location is (860) 355-1171.

                              -------------------

                                TABLE OF CONTENTS

PROSPECTUS....................................................................1

RISK FACTORS..................................................................4

THE COMPANY...................................................................9

SELLING STOCKHOLDERS.........................................................11

PLAN OF DISTRIBUTION.........................................................13

LEGAL MATTERS................................................................14

EXPERTS......................................................................14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................14

                                  RISK FACTORS

         An investment in the shares being offered by this Prospectus involves a high degree of risk. In addition to the other information in this Prospectus or incorporated herein by reference, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K") and the Company's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and under "Business" in the Form 10-K, incorporated in this Prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

HOLDING COMPANY STRUCTURE. The Company is a bank holding company, the profitability of which is entirely dependent on the profitability of NMBT (formerly The New Milford Bank & Trust Company), its wholly owned state-chartered bank and trust company, and the upstream payment of dividends from NMBT to the Company. Under state and federal banking law, the payment of dividends by the Company and NMBT is subject to capital adequacy requirements.

DEPENDENCE ON NMBT. The financial health of the Company is directly related to the financial health of its subsidiary bank, NMBT. The financial health of NMBT may be adversely affected by detrimental changes in federal or state laws, the national monetary and fiscal policies and international, national and/or local economic conditions. Such laws, policies or conditions could have material and adverse effects upon NMBT.

COMPETITION. NMBT's Main Office and four of its branch offices are located in Litchfield County, Connecticut; four branch offices are located in Fairfield County, Connecticut; and the newest branch office is located in New Haven
County, Connecticut. Litchfield and Fairfield Counties are located in the western portion of Connecticut bordering the State of New York; New Haven County is located to the south and east of those counties. Within this market area, NMBT encounters competition in its banking business from many other financial institutions offering comparable products. These competitors include other commercial banks (both locally based independent banks and local offices of regional banks and money center banks), as well as mutual and stock savings banks, savings and loan associations, credit unions, mortgage banking companies, and loan production offices of out-of-state banks. In addition, NMBT experiences competition in marketing some of its services from local and national insurance companies and brokerage firms.

The banking business in Fairfield, Litchfield and New Haven Counties, all located in the State of Connecticut, generally is highly competitive. Intense market demands, economic pressures, fluctuating interest rates and increased customer awareness of product and service differences among financial institutions have forced such institutions to continue to diversify their services, increase returns and become more cost effective.

Competition for deposits includes competition not only from other depository institutions, but also competition with various other investment vehicles, such as corporate and governmental securities and mutual funds, which may offer higher rates of return. Interest rates, convenience of office locations, service and marketing are all significant factors in NMBT's competition for deposits. From time to time, competing financial institutions set rates higher than market rates to attract or retain deposits, which may cause upward pressure on NMBT's rate structure or a loss of deposits.

Recent proposed and completed banking combinations in New England have increased and will increase the resources of several major banks and other financial institutions that operate many offices over a wide geographic area, including NMBT's primary market area. Because of their greater size and capitalization, these other institutions have substantially higher lending limits than NMBT. NMBT competes for loan origination through the interest rates and loan fees it charges and the efficiency and quality of services it provides. Competition is affected by availability of funds, general and local economic conditions, current interest rate levels and other factors that are not readily predictable.

In addition, recent Federal and Connecticut legislation likely will further increase competition for deposits and loans in NMBT's primary market area. Effective June 1, 1997, unless a state prohibits all interstate mergers, Federal law generally permits interstate mergers between banks without regard to whether such mergers are prohibited under the law of any state. Finally, Federal law permits banks to branch into other states if a state "opts- in" to this arrangement.

Since 1995, Connecticut has allowed interstate mergers and acquisitions, the establishment of Connecticut chartered banks by foreign bank holding companies and interstate de novo branching, subject to certain reciprocity requirements. As permitted by Federal law, Connecticut law places a minimum permissible age of five years on the target bank and a 30% limit on concentration of deposits in both interstate and intrastate acquisitions.

CONSOLIDATION OF THE BANKING INDUSTRY IN NMBT'S SERVICE AREA. The Company operates its NMBT banking business in Litchfield, New Haven and Fairfield counties, all located in the State of Connecticut. Banking in Connecticut in general, and in NMBT's service area in particular, has been subject to a significant amount of consolidation in recent years. The result of this consolidation is that NMBT competes for customers with larger institutions which have substantially more capital and resources than the Company. In NMBT's primary service market, Litchfield County, large regional banks and thrifts have begun to penetrate a market that was in the past primarily serviced by small banks and thrifts similar in size to, or smaller than, NMBT. Fleet Bank has established a presence in the Company's home city, New Milford and recently, a competitor of the Company, Village Bank, announced that it will be acquired by the much larger Webster Bank. While the Company believes that it has certain competitive advantages over larger regional banks and large thrifts, these institutions have far greater resources and more favorable economies of scale in the offering of banking services than does the Company. There can be no assurance that the larger and more well capitalized banks, thrifts, and other institutions that compete for business with the NMBT will not continue to penetrate its service area and take deposits, loans and other business from NMBT. Should that occur, the Company's profitability will be negatively and materially impacted.

TIGHTER NET INTEREST SPREAD. A substantial portion of the Company's revenue is derived from income that NMBT realizes on its loan portfolio. During the last year, NMBT's primary service area has been characterized by more competitive and aggressive loan origination programs offered by other banks, thrifts and other financial institutions. As a result, pressure has developed in NMBT's primary service area for lenders to offer loans at lower rates, thereby decreasing the net interest spread between the yield earned on loans and investments and the rates paid on deposits and borrowings. This practice has limited NMBT's opportunities to originate commercial loans. While other institutions, particularly mutual institutions, have determined to offer loans at lower rates, based on tighter net interest spreads, while incurring the same loan risk, NMBT has strategically decided not to pursue this strategy on the loans that it offers. As a result, loans offered by NMBT may be at rates higher than those offered by other institutions. There can be no assurance that this strategic decision not to tighten the net interest spread between the yield earned on loans and investments offered and the rates paid by NMBT on deposits and borrowings will not materially impact the size of NMBT's loan portfolio or, in the alternative, eventually be abandoned in whole or in part thereby leading to less profitability on each loan originated. In either of those cases, the Company's profitability would be materially and adversely affected.

POTENTIAL LOSS OF DEPOSITORS. NMBT's service area has a heavy concentration of mutual institutions which are able to offer savings rates on time deposits and other accounts at higher rates than the rates offered by NMBT. NMBT relies on its community banking format, service and customer loyalty to attract and maintain depositors. However, there can be no assurance that NMBT will continue to be able to compete effectively with mutual institutions and other financial service companies that offer higher savings rates on time deposits and other accounts.

GOVERNMENT POLICIES AND ECONOMIC CONTROLS. The U.S. federal and state governments may enact laws and amendments to existing laws to regulate further the banking and financial services industries or to reduce finance charges or other fees or charges applicable to such activities. NMBT is subject to such legislative and administrative developments. Accordingly, there can be no assurance as to whether any legislation or regulations will be adopted in the U.S. or its political subdivisions, or in any other jurisdiction in which NMBT operates, that may adversely affect NMBT's financial position or results of its operations.

The earnings and growth of the banking industry, and NMBT in particular, are affected by general economic conditions, as well as by the credit policies of monetary authorities, including the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national supply of bank credit to combat recession and curb inflationary pressures. Its policies are used in varying combinations to influence overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans or paid for deposits.

In view of changing conditions in the national economy and the money markets, as well as the effect of actions by monetary and fiscal authorities, including the Federal Reserve System, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or their effects on the business and earnings of NMBT and the Company.

FALLING INTEREST RATE ENVIRONMENT. During October and November of 1998, the United States Federal Reserve Bank (the "Federal Reserve") lowered the overnight lending rate to banks three times and the discount rate twice by a total of 75 and 50 basis points, respectively. It is possible that additional rate cuts by the Federal Reserve will be forthcoming in 1999. Additional interest rate cuts by the Federal Reserve might lead to an overall market environment in which rates on mortgages and deposits offered by NMBT and other institutions decrease. Historically, in such a falling interest rate environment, the net interest spread between a bank's cost of funds and the rates that a bank charges on loans to its customers decreases, thereby leading to less profitability. Should a falling interest rate environment develop, it is very likely that the Company's profitability would be materially and adversely affected.

DOWNTURN IN ECONOMY. Recent data released by the United States Federal government pertaining to gross domestic product and other economic factors, indicate that the United States economy, including the geographic area in which NMBT's service area is located, is slowing. Historically, such developments cause banks and other financial institutions, including NMBT, to experience a higher rate of default with respect to their loan portfolios. Currently, the rate of default experienced by NMBT is near a record low level. However, in the event that the local economy in NMBT's service area continues to slow, it is very likely that NMBT will experience a higher rate of default in its loan portfolio, thereby negatively and possibly materially impacting the Company's profitability.

GOVERNMENT REGULATION. As a bank holding company, the Company is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System. NMBT is a Connecticut-chartered, bank and trust company subject to both state and federal regulations, including comprehensive regulation, examination and supervision by the Connecticut Department of Banking and the FDIC. These regulations are primarily intended to protect depositors and may impose limitations on the Company which may not be in the best interests of its stockholders. Regulations now affecting the Company and NMBT may be changed at any time, and the interpretation of those regulations by examining authorities is also subject to change. Legislative proposals are made from time to time which, if enacted, could adversely affect banking corporations generally, including the Company. It is not possible to predict whether any such initiatives will be successful, or what would be the precise effect of such initiatives on the Company, if enacted. There can be no assurance that future changes in the regulations or in the interpretation thereof will not adversely affect the business of the Company or NMBT. Changes in the government's monetary, fiscal, housing finance or tax policies may also adversely affect the business of the Company or NMBT.

SHARES OF COMMON STOCK OF THE COMPANY ARE THINLY TRADED. The shares of the Company's common stock trade in the Nasdaq over-the-counter market and are "thinly traded." The average daily volume of trading in the Company's common stock is under 5,000 shares. In that the directors and executive officers of the Company control (including options) approximately 620,000 shares of the Company, or over twenty percent of the common stock outstanding and subject to option, any meaningful change in director and executive officer ownership of shares, or for that matter in the holdings of any large shareholder, could cause a relatively large change in the price quoted on Nasdaq for the Company's common stock. Potential investors in the Company should carefully address the particular risks associated with investing in the securities of an issuer such as the Company that experiences such "thin trading" volume in the public market for its securities.

RELIANCE ON KEY PERSONNEL. The Company's success to date has been influenced strongly by its ability to attract and to retain senior management experienced in banking and financial services. The Company's ability to retain the management teams of each of the NMBT banking offices, and, as the Company grows, to attract and retain qualified additional senior and middle management will continue to be important to successful implementation of the Company's strategies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on the Company's business and financial results. The Company has entered into employment agreements with each of Michael D. Carrigan, Jay C. Lent and Peter R. Maher, the Company's President and Executive Vice Presidents, respectively.

YEAR 2000 READINESS. A Year 2000 Compliance Committee for the Company was formed in 1996. The Company's management believes that it has been aggressively proactive in reviewing the Year 2000 compliance of software and hardware that the Company uses in its business, and believes that all of the Company's software and hardware is Year 2000 compliant or will be so by June 30, 1999. Any systems or hardware deemed non-compliant by that date will be replaced. Expenditures toward that goal have already been made or budgeted and are not expected to be material. However, the functionality of the Company's software and hardware may be impacted by the compliance of the software and hardware of vendors and other parties that interact with the Company. The total remaining cost of the Year 2000 compliance is estimated at less than $50,000. It should be noted, however, that recent information released by larger banks indicates that estimates for expenditures in this area are generally proving to be too low. Should a disruption in the services offered by NMBT occur as a result of any Company system or vendor noncompliance with Year 2000 requirements or should compliance cost estimates prove to be too low, the Company's business could be materially and adversely affected. See "Year 2000 Readiness" in the Company's Form 10-Q for the quarter ended September 30, 1998.

                                   THE COMPANY

         NMBT CORP, a Delaware corporation formed in 1997, is the registered bank holding company for NMBT (formerly The New Milford Bank & Trust Company), a wholly owned subsidiary. NMBT, headquartered in New Milford, Connecticut, is a state-chartered bank and trust company founded in 1975. The Company's activity is currently limited to the holding of NMBT's outstanding common stock. NMBT is the Company's only subsidiary and its primary investment. The net income of the Company is presently derived entirely from the business of NMBT.

         On November 25, 1997, NMBT completed a change in its corporate structure with the formation of its parent holding company, NMBT CORP. The Company provides the capability to offer comprehensive banking services through NMBT and may provide, through NMBT and any other subsidiaries that NMBT CORP may acquire, additional banking and other permissible non-banking services. The holding company structure provides the Company with maximum flexibility in pursuing financial opportunities.

         NMBT's business strategy is to operate primarily as a full-service community financial institution. NMBT offers a wide range of consumer and commercial services to individuals and businesses in western Connecticut. These services include checking accounts, N.O.W. accounts, regular savings accounts, money market accounts, retirement accounts, savings certificates, commercial demand deposit accounts and cash management. Deposits are insured up to applicable limits by the Bank Insurance Fund (BIF) of the Federal Deposit Insurance Corporation (FDIC). NMBT's lending activities include residential and commercial real estate loans, home equity loans and lines of credit, consumer loans, secured and unsecured commercial loans, letters of credit and both consumer and commercial credit card services.

         NMBT serves its market through a network of ten full service banking offices located in New Milford, Kent, Bridgewater, New Fairfield, Southbury and Danbury. Additionally, NMBT has automated teller machines (ATMs) at all office locations, at a local hospital and inside two grocery stores in Danbury and Southbury providing customers with convenient 24-hour access to their accounts. NMBT's primary service area includes the towns of New Milford, Kent, Bridgewater, New Fairfield, Southbury and Danbury; its secondary service area includes the towns of Bethel, Brookfield, Middlebury, Newtown, Oxford, Roxbury, Sherman, Warren, Washington and Woodbury.

         NMBT's primary regulators are the Federal Reserve Bank and the State of Connecticut Department of Banking. NMBT is authorized to transact general banking business pursuant to the powers set forth in the Connecticut General Statutes. NMBT is not offering trust services at this time.

         While NMBT's business is not seasonal, the populations of a number of the towns in its service areas increase substantially in the summer months, requiring some additional personnel to handle the increased volume of transactions during these months.

         NMBT has no subsidiaries and no operations other than conventional banking operations and has no foreign branches. NMBT has not obtained a material portion of its deposits from a single person or small group of persons. No material portion of NMBT's loans is concentrated within a single industry or group of industries.

NMBT has not engaged in material research activities relating to the development of new services or the improvement of existing banking services during the past two years. However, during that time, NMBT's officers and employees continually have engaged in marketing activities, including evaluation and development of new services. The Company had no material commitments for capital expenditures at year-end 1998 and has no present plans regarding a new line of business that will require an investment of a material amount of its total assets.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are offering hereby Shares which have been or may hereafter be acquired by them upon the exercise of options granted under the Plans. The names of additional Selling Stockholders and the number of Shares offered hereby by them may be added to this Prospectus from time to time by an addendum or supplement to this Prospectus. Other persons who acquire Shares from the Selling Stockholders may also be identified as Selling Stockholders by means of an addendum or supplement to this Prospectus.

         The following table sets forth certain information with respect to the Selling Stockholders as of November 11, 1998.


                                 Number of
                                 Shares                                     Number of              Percentage of
                                 Beneficially                               Shares to be           Class to be
                                 Owned                Number of             Beneficially           Beneficially
                                 Prior to             Shares Being          Owned After            Owned After
Name and Title                   Offering(1)          Offered(2)            Offering(3)            Offering
--------------                   -----------          ----------            -----------            --------

Michael D. Carrigan,  President      114,373(4)             110,000                4,373                  *
& CEO

Kevin L. Dumas, Director              29,817(5)              13,000               16,817                 *

Deborah  L.  Fish,   NMBT  Vice          55                   -0-                     55                 *
President & Treasurer,  Company
Treasurer

Louis A. Funk, Jr., Chairman          20,100(6)              13,000                7,100                 *

Lawrence  S.  Greenhaus,   Vice       31,396(7)              13,000               18,396                 *
Chairman

Ruth Henderson, Director              55,463(8)              13,000               42,463               1.6%

Jay  C.  Lent,  Executive  Vice       53,200(9)              50,000                3,200                  *
President of NMBT,  Secretary &
CFO of NMBT & the Company

Peter R. Maher,  Executive Vice      60,991(10)              47,000               13,991                 *
President   &   Chief   Lending
Officer of NMBT

Robert W. X.  Martin,  Director      160,495(11)             13,000              147,495               5.5%
& Assistant Secretary

Terry C. Pellegrini, Director        19,019(12)              13,000                6,019                 *

Walter G. Southworth, Director       59,278(13)              13,000               46,278               1.7%

Harry H. Taylor, Director            19,435(14)              13,000                6,435                 *

Arthur C. Weinshank, Director        13,469(15)              13,000                  469                 *

---------
*     Less than 1% of the outstanding Common Stock.

(1) Includes all shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options including those granted under the Plans, within 60 days after September 30, 1998.

(2) Includes certain shares of Common Stock acquired by the Selling Stockholder pursuant to the exercise of options granted under the Plans and all shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options granted under the Plans, whether or not such right has yet become exercisable or will become exercisable within 60 days after September 30, 1998.

(3) Includes shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options, other than those granted under the Plans, within 60 days after September 30, 1998. Assumes all shares registered pursuant hereto will be sold, although there can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus. Also assumes that no other shares are acquired or transferred by the Selling Stockholder.

(4) Includes 110,000 shares which Mr. Carrigan has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Carrigan shares voting and investment power with respect to 1,372 shares and may be deemed to be the beneficial owner of such shares.

(5) Includes 13,000 shares which Mr. Dumas has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Dumas shares voting and investment power with respect to 13,317 shares and may be deemed to be the beneficial owner of such shares.

(6) Includes 13,000 shares which Mr. Funk has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Funk shares voting and investment power with respect to 5,500 shares and may be deemed to be the beneficial owner of such shares.

(7) Includes 13,000 shares which Mr. Greenhaus has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Greenhaus shares voting and investment power with respect to 6,241 shares and may be deemed to be the beneficial owner of such shares.

(8) Includes 13,000 shares which Ms. Henderson has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Ms. Henderson shares voting and investment power with respect to 992 shares and may be deemed to be the beneficial owner of such shares.

(9) Includes 50,000 shares which Mr. Lent has the right to acquire upon the exercise of options within 60 days after September 30, 1998.

(10) Includes 47,000 shares which Mr. Maher has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Maher shares voting and investment power with respect to 13,986 shares and may be deemed to be the beneficial owner of such shares.

(11) Includes 13,000 shares which Mr. Martin has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Martin shares voting and investment power with respect to 98,959 shares and may be deemed to be the beneficial owner of such shares.

(12) Includes 13,000 shares which Mr. Pellegrini has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Pelligrini shares voting and investment power with respect to 6,019 shares and may be deemed to be the beneficial owner of such shares.

(13) Includes 13,000 shares which Mr. Southworth has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Southworth shares voting and investment power with respect to 20,215 shares and may be deemed to be the beneficial owner of such shares.

(14) Includes 13,000 shares which Mr. Taylor has the right to acquire upon the exercise of options within 60 days after September 30, 1998. Mr. Taylor shares voting and investment power with respect to 5,595 shares and may be deemed to be the beneficial owner of such shares.

(15) Includes 13,000 shares which Mr. Weinshank has the right to acquire upon the exercise of options within 60 days after September 30, 1998.


                              PLAN OF DISTRIBUTION

         The Shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders or from purchasers in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 701 promulgated under the Securities Act ("Rule 144" or "Rule 701") may be sold under Rule 144 or Rule 701 rather than pursuant to this Prospectus.

         The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

         There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all the Common Stock covered by this Prospectus.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts.


                                     EXPERTS

         The audited financial statements included in NMBT CORP's Annual Report on Form 10-K for the year ended December 31, 1997 which are incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report incorporated herein and are incorporated in reliance upon the authority of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-23419) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23419) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Incorporated herein by reference from Registration Statement on Form 8-A, No. 0-23419.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         (4.1)   Amended and Restated  Certificate  of  Incorporation  (Filed as
                 Exhibit 3.1 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

         (4.2) Restated By-Laws (Filed as Exhibit 3.2 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)  Consent of Deloitte & Touche LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1)  1998  Non-Statutory  Option Plan (Filed as Exhibit 10.1 to Form
                 8-A12G,   File  No.  0-23419,   and   incorporated   herein  by
                 reference).

         (99.2) 1994 Stock Option Plan for Employees, Officers and Directors of the New Milford Bank & Trust Company (Filed as Exhibit 10.2 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

         (99.3)  Amendment  No. 1 to the Non  Statutory  Option  Plan  (Filed as
                 Exhibit 10.3 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

         (99.4)  Amendment No. 1 to the 1994 Stock Option Plan (Filed as Exhibit
                 10.4 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Milford, Connecticut on December 28, 1998.

                                                 NMBT CORP

                                                 By  /s/ Michael D. Carrigan
                                                     --------------------------
                                                     Michael D. Carrigan
                                                     President

         Each person whose signature appears below constitutes and appoints Michael D. Carrigan and Jay C. Lent, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NMBT CORP, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                            Title                              Date
---------                                            -----                              ----

By (Signature and Title)            /s/ Michael D. Carrigan                    December 28, 1998
                                     ----------------------
                              Michael D. Carrigan, Director and
                              President (Principal Executive Officer)


By (Signature and Title)            /s/ Jay C. Lent                            December 28, 1998
                                     --------------
                              Jay C. Lent, Chief Financial Officer
                              and Secretary (Principal Financial and
                              Accounting Officer)


By (Signature and Title)            /s/ Deborah L. Fish                        December 28, 1998
                                     ------------------
                              Deborah L. Fish, Treasurer



                                      II-4

By (Signature and Title)            s/ Kevin L. Dumas                          December 28, 1998
                                    -----------------
                              Kevin L. Dumas, Director


By (Signature and Title)            s/ Louis A. Funk, Jr.                      December 28, 1998
                                    ---------------------
                              Louis A. Funk, Jr., Director


By (Signature and Title)            s/ Robert W. X. Martin                     December 28, 1998
                                    ----------------------
                              Robert W. X. Martin, Director


By (Signature and Title)            s/ Terry C. Pellegrini                     December 28, 1998
                                    ----------------------
                              Terry C. Pellegrini, Director


By (Signature and Title)            s/ Walter G. Southworth                    December 28, 1998
                                    -----------------------
                              Walter G. Southworth, Director


By (Signature and Title)            s/ Harry H. Taylor, Jr.                    December 28, 1998
                                    -----------------------
                              Harry H. Taylor, Jr., Director


By (Signature and Title)            s/ Arthur C. Weinshank                     December 28, 1998
                                    ----------------------
                              Arthur C. Weinshank, Director


                                    NMBT CORP

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

Exhibit                                                              Sequential
Number                 Description                                    Page No.
------                 -----------                                    --------

(4.1)       Amended and  Restated  Certificate  of  Incorporation
            (Filed  as  Exhibit  3.1 to  Form  8-A12G,  File  No.
            0-23419, and incorporated herein by reference).

(4.2)       Restated  By-Laws  (Filed  as  Exhibit  3.2  to  Form
            8-A12G, File No. 0-23419, and incorporated herein by reference).

(5)         Opinion of Mintz,  Levin, Cohn,  Ferris,  Glovsky and
            Popeo, P.C. as to the legality of shares being registered.

(23.1)      Consent of Mintz,  Levin, Cohn,  Ferris,  Glovsky and
            Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)      Consent of Deloitte & Touche LLP.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration
            Statement).

(99.1) 1998 Non-Statutory Option Plan (Filed as Exhibit 10.1 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

(99.2) 1994 Stock Option Plan for Employees, Officers and Directors of the New Milford Bank & Trust Company (Filed as Exhibit 10.2 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).

(99.3)      Amendment  No.  1 to the Non  Statutory  Option  Plan
            (Filed  as  Exhibit  10.3 to Form  8-A12G,  File  No.
            0-23419, and incorporated herein by reference).

(99.4) Amendment No. 1 to the 1994 Stock Option Plan (Filed as Exhibit 10.4 to Form 8-A12G, File No. 0-23419, and incorporated herein by reference).


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